Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-191153 and 333-198851) and Form S-8 (Nos. 333-37163, 333-39653, 333-71539, 333-58016, 333-111477, 333-119125, 333-119126, 333-145685, 333-170286, 333-183075 and 333-197971) of American Superconductor Corporation of our report dated June 14, 2013 relating to the financial statements and financial statement schedule, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Boston, MA
May 28, 2015